UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K/A No. 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2005

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a — 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d- 4(c))

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Fred R. Adams, Jr.
Fred R. Adams, Jr.
Chairman of the Board and
Chief Executive Officer
Date: December 27, 2005

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 12, 2005, Cal-Maine Foods, Inc. (the “Company”, “we”, or “our”) completed the acquisition of 51% of the outstanding Membership Interests in Hillandale, LLC (“Hillandale”) for $27 million as contemplated by an Agreement to Form a Limited Liability Company, Transfer Assets Thereto, and Purchase Units of Membership Therein, dated July 28, 2005 (the “Agreement”) with Hillandale Farms of Florida, Inc. and Hillandale Farms, Inc. (collectively, “Hillandale Companies”) and the shareholders of Hillandale Companies. Pursuant to the terms of the Agreement, we will purchase the remaining 49% of the Units of Membership of Hillandale for $25.9 million in essentially equal annual installments over a four-year period, with the purchase price for the units adjusted for changes in their book value as calculated in accordance with the terms of the Agreement. In connection with the acquisition, the Company obtained a $28 million term loan from Metropolitan Life Insurance Company secured by certain property, plant and equipment of Hillandale.

The Company accounted for the acquisition as a purchase using the accounting standards established in Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Accordingly, the purchase price for 51% of the outstanding Membership Interests along with the present value of the estimated fair value of the Company’s obligation to purchase the remaining 49% was allocated based upon the fair value of the assets acquired and liabilities assumed.

The Company gained effective control of the Hillandale operations upon signing of the Agreement. Accordingly, the acquisition date for accounting purposes is July 28, 2005. The operations of Hillandale were consolidated with the Company’s operations beginning July 29, 2005. Because all of the information to close the accounting records of Hillandale was not available for the Company’s first quarter ended August 27, 2005, the financial statements of Hillandale were included in the Company’s consolidated financial statements beginning in the second fiscal quarter of 2006.

We reported our entry into the Agreement in our Current Report on Form 8-K dated July 28, 2005, and the completion of the acquisition of 51% of the Members’ Interest in Hillandale in our Current Report on Form 8-K dated October 12, 2005.

Item 9.01 Financial Statements and Exhibits.

        The Company hereby amends its Item 9.01 of its Current Report on Form 8-K dated October 12, 2005, to file the Financial Statements and Exhibits of the Company related to the acquisition of Hillandale and to file the required pro forma financial information. It was not possible to provide the Financial Statements and Exhibits contained in this Form 8-K/A at the time the Company filed its Current Report on Form 8-K dated October 12, 2005.

(a) Financial statements of business acquired.

Financial Statements of Hillandale Farms, Inc.

•	Audited financial statements for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003.
•	Unaudited financial statements for the four weeks ended July 30, 2005 and the fourteen weeks ended October 2, 2004.

Financial Statements of Hillandale Farms of Florida, Inc.

•	Audited financial statements for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003.
•	Unaudited financial statements for the four weeks ended July 30, 2005 and the fourteen weeks ended October 2, 2004.

Financial Statements of Hillandale, LLC

•	Unaudited financial statements of Hillandale, LLC for the eight weeks ended September 24, 2005.

(b) Pro forma financial information.

Unaudited pro forma consolidated balance sheet as of the Company’s first quarter ended August 27, 2005 and the consolidated unaudited pro forma statements of operations for the year ended May 28, 2005 and for the thirteen weeks ended August 27, 2005

(c) Exhibits

23.1	Consent of Independent Auditors
99.1	Audited Financial Statements of Hillandale Farms, Inc. for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003.
99.2	Audited Financial Statements of Hillandale Farms of Florida, Inc. for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003.
99.3	Unaudited Financial Statements of Hillandale Farms, Inc. for the four weeks ended July 30, 2005 and the fourteen weeks ended October 2, 2004.
99.4	Unaudited Financial Statements of Hillandale Farms of Florida, Inc. for the four weeks ended July 30, 2005 and the fourteen weeks ended October 2, 2004
99.5	Unaudited Financial Statements of Hillandale, LLC for the eight weeks ended September 24, 2005
99.6	Unaudited Pro Forma Consolidated Balance Sheet as of Company’s first quarter ended August 27, 2005 and the Unaudited Pro Forma Consolidated Statements of Operations for the year ended May 28, 2005 and for the thirteen weeks ended August 27, 2005

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